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                                                                     Exhibit 5.1

                     [UNION PACIFIC RESOURCES LETTERHEAD]

                                                                August 25, 1998

Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, Texas 76102


         RE:      Union Pacific Resources Group Inc.

                  UPRG Capital Trust I

                  UPRG Capital Trust II

                  UPRG Capital Trust III

                  Union Pacific Resources Inc.

                  UPR Capital Company

                  Registration Statement on Form S-3

Dear Sirs:

         I am the Managing Senior Counsel of Union Pacific Resources Group Inc., a Utah corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company, Union Pacific Resources Inc., an Alberta corporation and indirect wholly owned subsidiary of the Company ("UPRI"), UPC Capital Company, a Nova Scotia unlimited liability company and indirect wholly owned subsidiary of the Company ("UPRCC" and together with UPRI, the "Subsidiary Issuers") and UPRG Capital Trust I, UPRG Capital Trust II and UPRG Capital Trust III, each a Delaware statutory business trust (collectively, the "UPRG Trusts") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (a) the following Securities of the Company: (i) unsecured senior debt securities (the "Company Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Company Subordinated Debt Securities" and, together with the Company Senior Debt Securities, the "Company Debt Securities"), (iii) warrants to purchase Company Senior Debt Securities (the "Debt Warrants"), (iv) shares of preferred stock, without par value, of the Company (the "Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) shares of common stock, without par value, of the Company (the "Common Stock"), (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (viii) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Common Stock or Preferred Stock, (ix) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities (as defined below), debt obligations of the United States of America or agencies or instrumentalities thereof or Trust Preferred Securities (as defined below), securing the holder's obligation to purchase shares of Common Stock or Preferred Stock under the Stock Purchase Contract, in amounts, at prices and on terms to be determined by market conditions at the time of offering; and
(x) guarantees of the Subsidiary Debt Securities (as defined below) (the "Company Guarantees") and the Trust Preferred Securities; (b) the following securities of the Subsidiary Issuers: (i) non-convertible unsecured senior debt securities (the "Subsidiary Senior Debt Securities", together with the Company Senior Debt Securities, the "Senior Debt Securities") and (ii) non-convertible unsecured subordinated debt securities (the "Subsidiary Subordinated Debt Securities" and, together with the Subsidiary Senior Debt Securities, the "Subsidiary Debt Securities"; the Subsidiary Debt Securities, together with the Company Debt Securities, the "Debt Securities") and (c) the following securities of the UPRG Trusts: (i) preferred securities (the "Trust Preferred Securities"), each of such securities listed under clauses (a), (b) and (c) are for issuance from time to time pursuant to Rule 415 under the Securities Act. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as the "Warrants".

     I have examined (i) the form of the Indenture (the "Senior Indenture") between the Company, the Subsidiary Issuers and The Bank of New York, as trustee (the "Senior Trustee"), pursuant to which the Senior Debt Securities will be issued, and (ii) I have examined such other documents and made such other investigations as I have deemed necessary or advisable for purposes of this opinion. Based thereon, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

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         2.       Each of the Subsidiary Issuers is a corporation or unlimited liability company, as applicable, duly formed and validly existing under the laws of the jurisdiction of its formation.

         3. The execution and delivery of the Senior Indenture by the Company and each Subsidiary Issuer and the issuance and sale of Senior Debt Securities have been validly authorized by all necessary corporate action by the Company and each Subsidiary Issuer, as applicable.

         4. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) the Senior Indenture shall have been executed and delivered by the Company, the Subsidiary Issuers and the Senior Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Senior Debt Securities shall have been duly authorized, executed, authenticated and delivered against payment therefor or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, the Senior Debt Securities and the Company Guarantees shall each constitute binding obligations of the Company and the Subsidiary Issuers, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and subject to general principles of equity.

         5. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Preferred Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon exercise of Warrants, the Preferred Stock will be validly issued, fully paid and non-assessable.

         6. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, and (iii) the Common Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon exercise of Warrants, the Common Stock will be validly issued, fully paid and non-assessable.

         7. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) a warrant agreement or agreements shall have been authorized, executed and delivered by the Company and a warrant agent, and (iv) the Warrants shall have been duly executed and delivered against payment therefor, the Warrants shall be legally issued.

         8. When (i) the Registration Statement shall have become effective under the Securities Act, (ii) the blue sky or securities laws of certain states shall have been complied with, (iii) a Stock Purchase Contract or Stock Purchase Unit shall have been authorized and executed and delivered in accordance with the Term 5 thereof and (iv) the Stock Purchasers Contracts or Stock Purchase Units, as applicable, shall have been delivered against payment therefor, the Stock Purchase Contracts or Stock Purchase Units, as applicable, shall be legally issued.

     This opinion is limited to laws of the State of New York, the corporate laws of the States of Utah and Delaware, and applicable Federal laws of the United States; provided that, as to matters of the law of the Provinces of Alberta and Nova Scotia and federal laws of Canada, I have relied exclusively upon opinions attached hereto.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                             Very truly yours,


                                             /s/ Mark L. Jones


                                             Mark L. Jones